Exhibit 10.1

WAIVER AND CONSENT LETTER

May 20, 2026

Blue Ocean RG SPV III LLC, as Lender

375 Park Avenue, 24th Floor New York, New York 10152

Kroll Agency Services Limited, as Facility Agent

The News Building, Level 6, 3 London Bridge Street London SE1 9SG

Kroll Trustee Services Limited, as Security Trustee

The News Building, Level 6, 3 London Bridge Street London SE1 9SG

Re: Credit Agreement dated as of November 27, 2024 To whom it may concern:

Reference is made to that certain credit agreement dated as of November 27, 2024 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among (i) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (ii) SEACOR Marine Holdings Inc., as parent guarantor (the “Parent Guarantor”), (iii) the Subsidiary Guarantors from time to time party thereto, (iv) the Lenders party thereto, (v) Kroll Agency Services Limited, as Facility Agent and (vi) Kroll Trustee Services Limited, as Security Trustee. Capitalized terms not otherwise defined herein have such meanings given to them in the Credit Agreement.

Waiver and Consent Request

As previously advised to you in writing, the Borrower hereby requests that notwithstanding anything to the contrary in the Loan Documents, the Lenders consent to the release from the Escrow Account to the Borrower of an amount equal to U.S.$13,707,245.81 (the “Excess Amount”), free and clear of any Lien granted to the Security Trustee, and waive the application of any provision of the Credit Agreement solely in relation to such release (the “Waiver”). By their signatures below, the Lenders hereby agree to such Waiver and instruct the Security Trustee to release to the Borrower the Excess Amount no later than May 29, 2026 and do all things necessary to effectuate such release.

Commitment Cancellation

The Borrower hereby notifies the Facility Agent that all undrawn Commitments in relation to Tranche B shall be cancelled as of the date hereof, and this letter agreement constitutes valid notice of such cancellation to the Facility Agent for the purposes of Section 5.2(b) of the Credit Agreement (and the Lenders and the Facility Agent waive any applicable notice period required under the Credit Agreement). For the avoidance of doubt, the Borrower confirms that all accrued and unpaid Commitment Fees in respect of the cancelled Commitments have been or will be paid in accordance with Section 5.2(b) of the Credit Agreement. The Facility Agent is hereby authorized and directed to update, and may take such other actions to effect such cancellation in, its books and records.

Miscellaneous

By its execution of the consent and agreement provided below, each of the parties hereto hereby agrees that this letter agreement is a Loan Document under the Credit Agreement.

The Waiver contained herein is limited and relates solely to the subject matter described herein and the expressly referenced provisions of the Credit Agreement and any other applicable Loan Document related thereto, and nothing in this letter agreement shall directly or indirectly be deemed to constitute a waiver of compliance by the Loan Parties with respect to any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

By its execution of this letter, the Borrower and Parent Guarantor hereby represent and warrant that, as of the date hereof, after giving effect hereto, no Default or Event of Default has occurred or is continuing. The Borrower and Parent Guarantor, on behalf of each of the Obligors, hereby reaffirms, in all material respects and as of the date hereof, after giving effect hereto, each and every representation and warranty made thereby in the Credit Agreement, except for representations and warranties, if any, given as of a specified date; provided that any representations that are subject to any materiality qualifier in the Credit Agreement are reaffirmed in all respects as of the date hereof, except for representations and warranties, if any, given as of a specified date. Each of the Loan Parties acknowledges and agrees that, except for the Waiver and consent contained herein, nothing contained in this letter agreement shall be deemed or construed to amend, supplement or modify the Credit Agreement or any of the other Loan Documents, or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect (without defense, set-off or counterclaim) and inure to the benefit of, and are enforceable by, the Finance Parties.

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice-of-law principles.

The Lenders party hereto, constituting 100% of the Lenders, direct and authorize the Facility Agent and Security Trustee to execute this letter. In executing this letter, each of the Facility Agent and the Security Trustee shall be entitled to all of the rights, protections, privileges, indemnities and immunities set forth in the Credit Agreement.

Kindly indicate your acceptance and agreement with the foregoing by executing this letter agreement in the space indicated below.

[Signature Pages Follow]

Very Truly Yours,

SEACOR MARINE FOREIGN HOLDINGS INC.,

as Borrower

By: /s/ Jesus Llorca

Name: Jesus Llorca

Title: Executive Vice President

SEACOR MARINE HOLDINGS INC.,

as Parent Guarantor

By: /s/ Jesus Llorca

Name: Jesus Llorca

Title: Executive Vice President Chief Financial Officer

[Signature Page to Waiver and Consent Letter]

Accepted and Agreed:

BLUE OCEAN RG SPV III LLC, as Lender

By: BLUE OCEAN GP LLC, its Manager

By: /s/ Matthew Lux Name: Matthew Lux

Title: Sr. MD., General Counsel

[Signature Page to Waiver and Consent Letter]

Accepted and Agreed:

KROLL AGENCY SERVICES LIMITED,

as Facility Agent

By: /s/ Anthony Prescott Name: Anthony Prescott

Title: Transaction Manager

KROLL TRUSTEE SERVICES LIMITED,

as Security Trustee

By: /s/ Anthony Prescott

Name: Anthony Prescott

Title: Transaction Manager

[Signature Page to Waiver and Consent Letter]